Exhibit 99.2

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulation S-X and are based upon the Company’s audited consolidated financial statements for the year ended December 28, 2025 and the unaudited consolidated financial statements for the three months ended April 5, 2026 and certain assumptions, as set forth in the notes to unaudited pro forma condensed consolidated financial statements, that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on April 5, 2026 and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed on December 30, 2024. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the sale of China IDX been completed at the beginning of or as of the periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the Company.

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF APRIL 5, 2026

(In thousands)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Current assets:
Cash and cash equivalents	$860,320	$5,101	(a), (b)	$865,421
Accounts receivable, net	691,380	(100,133)	(a)	591,247
Inventories, net	387,505	(6,694)	(a)	380,811
Other current assets	189,112	61,038	(a), (b)	250,150
Total current assets	2,128,317	(40,688)		2,087,629

Property, plant and equipment, net	465,636	(14,375)	(a)	451,261
Operating lease right-of-use assets, net	163,254	(4,462)	(a)	158,792
Intangible assets, net	2,306,534	(132,284)	(a)	2,174,250
Goodwill	6,610,750	(35,000)	(a)	6,575,750
Other assets, net	322,099	42,123	(a), (b)	364,222
Total assets	$11,996,590	$(184,686)	(a)	$11,811,904

Current liabilities:
Current portion of long-term debt	$575,831	$—		$575,831
Accounts payable	169,679	(5,635)	(a)	164,044
Accrued expenses and other current liabilities	493,134	1,314	(a)	494,448
Total current liabilities	1,238,644	(4,321)		1,234,323

Long-term debt	2,632,072	$—		2,632,072
Long-term liabilities	800,859	(34,730)	(a), (b)	766,129
Operating lease liabilities	142,276	(3,140)	(a)	139,136
Total liabilities	4,813,851	(42,191)		4,771,660

Total stockholders' equity	7,182,739	(142,495)	(a), (b)	7,040,244
Total liabilities and stockholders' equity	$11,996,590	$(184,686)		$11,811,904

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended April 5, 2026				Three Months Ended March 30, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$711,118	$(24,206)	(c)	$686,912	$664,762	$(36,064)	(c)	$628,698

Cost of revenue	323,463	(14,297)	(c)	309,166	289,216	(17,839)	(c)	271,377
Selling, general and administrative expenses	253,882	(14,106)	(c)	239,776	249,719	34,004	(c), (d)	283,723
Research and development expenses	57,887	—		57,887	53,597	—		53,597

Operating income from continuing operations	75,886	4,197		80,083	72,230	(52,229)		20,001

Interest income	(6,304)	10	(c)	(6,294)	(10,081)	13	(c)	(10,068)
Interest expense	24,718	—		24,718	22,964	—		22,964
Change in fair value of investments	4,204	—		4,204	(3,073)	—		(3,073)
Other expense, net	3,276	(711)	(c)	2,565	10,038	(611)	(c)	9,427

Income from continuing operations, before income taxes	49,992	4,898		54,890	52,382	(51,631)		751

Provision for income taxes	9,099	501	(c)	9,600	10,713	6,196	(c), (d)	16,909

Income from continuing operations	40,893	4,397		45,290	41,669	(57,827)		(16,158)

(Loss) income from discontinued operations	(175)	—		(175)	568	—		568

Net income	$40,718	$4,397		$45,115	$42,237	$(57,827)		$(15,590)

Diluted earnings per share:
Income from continuing operations	$0.37			$0.40	$0.35			$(0.13)

(Loss) income from discontinued operations	(0.00)			(0.00)	0.00			0.00

Net income	$0.36			$0.40	$0.35			$(0.13)

Weighted average diluted shares of common stock outstanding	111,876			111,876	120,233			120,233

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Twelve Months Ended December 28, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$2,856,051	$(164,552)	(c)	$2,691,499

Cost of revenue	1,291,686	(99,558)	(c)	1,192,128
Selling, general and administrative expenses	991,890	(14,301)	(c), (d)	977,589
Research and development expenses	215,840	—		215,840

Operating income from continuing operations	356,635	(50,693)		305,942

Interest income	(31,103)	76	(c)	(31,027)
Interest expense	92,185	—		92,185
Change in fair value of investments	11,456	—		11,456
Other expense, net	15,820	(2,765)	(c)	13,055

Income from continuing operations, before income taxes	268,277	(48,004)		220,273

Provision for income taxes	28,394	2,307	(c), (d)	30,701

Income from continuing operations	239,883	(50,311)		189,572

Income from discontinued operations	1,318	—		1,318

Net income	$241,201	$(50,311)		$190,890

Diluted earnings per share:
Income from continuing operations	$2.06			$1.63

Income from discontinued operations	0.01			0.01

Net income	$2.07			$1.64

Weighted average diluted shares of common stock outstanding	116,595			116,595

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

1.Pro Forma Adjustments

(a) To eliminate all historical assets and liabilities of China IDX.
(b) To reflect a potential consideration from the sale of China IDX of $140 million, which includes certain liabilities to be transferred and excludes certain contingent consideration.
(c) To eliminate the historical revenues and expenses of China IDX.
(d) Includes the loss on the probable disposition of China IDX of $55 million, including tax impacts.